EXHIBIT 99.1

Chemung Financial Corporation Reports Second Quarter 2017 Net Income of $3.0 Million, or $0.62 per Share

ELMIRA, N.Y., July 20, 2017 (GLOBE NEWSWIRE) -- Chemung Financial Corporation (the “Corporation”) (Nasdaq:CHMG), the parent company of Chemung Canal Trust Company (the “Bank”), today reported net income of $3.0 million, or $0.62 per share, for the second quarter of 2017, compared to $1.6 million, or $0.34 per share, for the second quarter of 2016.

Anders M. Tomson, Chemung Financial Corporation CEO, stated:

“We continue to see solid growth in revenues, earnings, loans and deposits.  Our return on average equity for the second quarter improved to 7.90%, compared to 4.57% for the same period in the prior year.  The efficiency ratio has also improved year over year, improving from 77.00% to 69.28%.  As part of our plan to improve profitability, we completed the relocation of our 120 Genesee Street branch in Auburn, NY to 110 Genesee Street, which allowed us to downsize our space by nearly two thirds and will generate future cost savings for us.  I am excited for the remainder of the year and working with our employees to continue delivering long-term value for our shareholders, customers and the communities we serve.”

Second Quarter Highlights1

  Loans, net of deferred fees, increased $52.4 million, or 4.4%
  Commercial loans increased $49.0 million, or 6.6%
  Deposits increased $68.7 million, or 4.7%
  Net interest income increased $1.0 million, or 7.6%
  Non-interest expense decreased $1.2 million, or 8.0%
  Dividends declared during the quarter were $0.26

A more detailed summary of financial performance follows.

1 Balance sheet comparisons are calculated for June 30, 2017 versus December 31, 2016.   Income statement comparisons are calculated for the second quarter of 2017 versus second quarter of 2016.

2nd Quarter 2017 vs 2nd Quarter 2016

Net Interest Income:

Net interest income for the current quarter totaled $14.0 million compared with $13.0 million for the same period in the prior year, an increase of $1.0 million, or 7.6%.  Interest and fees from loans increased $0.5 million and interest from investments, including interest-bearing deposits, increased $0.3 million while interest expense on borrowed funds and securities sold under agreements to repurchase both decreased $0.1 million when compared to the same period in the prior year.  Fully taxable equivalent net interest margin was 3.47%, compared with 3.36% for the same period in the prior year.  Average interest-earning assets increased $61.6 million compared to the same period in the prior year.  The yield on interest-earning assets increased five basis points, while the cost of interest-bearing liabilities decreased nine basis points compared to the same period in the prior year.  The increase in the yield on interest-earning assets can be mostly attributed to a 20 basis point increase in the yield on investments due to the reinvestment of maturing securities into higher yielding mortgage-backed and municipal securities.  The decline in the cost of interest-bearing liabilities can be attributed to a 34 basis point decline in the cost of borrowings due to the maturity of one $10.0 million FHLB term advance (4.60% rate) in December 2016 and one $10.0 million repurchase agreement (4.54% rate) in March 2017.

Non-Interest Income:

Non-interest income for the current quarter was $5.0 million compared with $5.2 million for the same period in the prior year, a decrease of $0.2 million, or 3.7%.  The decrease was due primarily to a $0.2 million decline in other non-interest income related to rent income from other real estate owned and swap fees.

Non-Interest Expense:

Non-interest expense for the current quarter was $14.3 million compared with $15.6 million for the same period in the prior year, a decrease of $1.3 million, or 8.0%.  The decrease was due primarily to decreases of $0.4 million in pension and other employee benefits, $0.4 million in legal reserve, $0.2 million in net occupancy and furniture and equipment expenses, and $0.2 million in marketing and advertising expenses.  The decrease in pension and other employee benefits can be attributed to a $0.7 million decrease due to the freezing of accruals for the pension and post-retirement healthcare plans during the fourth quarter of 2016, offset by increases of $0.1 million in 401(k) expense and $0.3 million in healthcare costs.  Please refer to page four under “Other Items” for further discussion of the legal reserve.  The decrease in net occupancy and furniture and equipment expenses can be attributed to the closure of the branch at 202 East State Street in Ithaca, NY at the end of May 2016, along with a decrease in exit costs for the branch at 120 Genesee Street in Auburn, NY in 2017, compared to exit costs for the closure of the branch at 202 East State Street.  The decrease in marketing and advertising expenses can be mostly attributed to timing.

2nd Quarter 2017 vs 1st Quarter 2017

Net Interest Income:

Net interest income for the current quarter totaled $14.0 million compared with $13.5 million for the prior quarter, an increase of $0.5 million, or 3.4%.  Interest and fees from loans increased $0.3 million while interest expense on securities sold under agreements to repurchase decreased $0.1 million when compared to the prior quarter.  Fully taxable equivalent net interest margin was 3.47%, compared with 3.45% for the prior quarter.  Average interest-earning assets increased $29.5 million compared to the prior quarter.  The yield on interest-earning assets decreased one basis point, while the cost of interest-bearing liabilities decreased four basis points compared to the prior quarter.  The decline in the yield on interest-earning assets can be mostly attributed to a two basis point decline in the yield on loans offset by a one basis point increase in the yield on investments.

Non-Interest Income:

Non-interest income for the current quarter was $5.0 million compared with $4.8 million for the prior quarter, an increase of $0.2 million, or 3.6%.  The increase was due to a $0.2 million increase in Wealth Management Group fee income.

Non-Interest Expense:

Non-interest expense for the current quarter was $14.3 million compared with $13.0 million for the prior quarter, an increase of $1.3 million, or 9.9%.  The increase was due primarily to an increase in the legal reserve by an additional $0.9 million, and increases of $0.2 million in net occupancy and furniture and equipment expenses, $0.1 million in salaries and wages and in professional fees, offset by a decrease of $0.1 million in marketing and advertising expense.  Please refer to page four under “Other Items” for further discussion of the legal reserve.  The increase in net occupancy and furniture and equipment expenses was due primarily to exit costs for the branch at 120 Genesee Street in Auburn, NY during the second quarter of 2017.  The decrease in marketing and advertising expenses can be mostly attributed to timing.

Asset Quality

Non-performing loans totaled $15.2 million at June 30, 2017, or 1.21% of total loans, compared with $12.0 million at December 31, 2016, or 1.00% of total loans.  The increase in non-performing loans at June 30, 2017 was primarily in the commercial mortgage segment and related to one large commercial loan, offset by decreases in the residential mortgage and consumer segments.  Non-performing assets, which are comprised of non-performing loans and other real estate owned, were $15.5 million, or 0.90% of total assets, at June 30, 2017, compared with $12.4 million, or 0.75% of total assets, at December 31, 2016.  As noted above, the increase in non-performing assets was primarily due to the commercial mortgage segment of the loan portfolio.

Management performs an ongoing assessment of the adequacy of the allowance for loan losses based upon a number of factors including an analysis of historical loss factors, collateral evaluations, recent charge-off experience, credit quality of the loan portfolio, current economic conditions and loan growth.  Based on this analysis, the provision for loan losses for the second quarter of 2017 was $0.4 million, level with the same period in the prior year.  Net charge-offs for the second quarter of 2017 were $0.3 million, consistent with $0.2 million for the second quarter of 2016.

The allowance for loan losses was $15.1 million as of June 30, 2017 and $14.3 million as of December 31, 2016.  The allowance for loan losses was 99.32% of non-performing loans at June 30, 2017 compared with 118.35% at December 31, 2016.  The decline was due to an increase in non-performing loans as noted above.  The ratio of the allowance for loan losses to total loans was 1.21% at June 30, 2017 compared with 1.19% at December 31, 2016.

Balance Sheet Activity

Assets totaled $1.719 billion at June 30, 2017 compared with $1.657 billion at December 31, 2016, an increase of $61.4 million, or 3.7%.  The growth was due primarily to increases of $20.9 million in securities available for sale and $52.4 million in the loan portfolio, offset by a decrease of $9.6 million in cash and cash equivalents.

The increase in total loans can be mostly attributed to increases of $36.2 million in commercial mortgages, $12.8 million in commercial and agriculture loans, $2.1 million in residential mortgages and $1.2 million in indirect consumer loans.  The increase in securities available for sale can be mostly attributed to additional purchases of mortgage-backed and municipal securities.  The decrease in cash and cash equivalents can be attributed to an increase in deposits, offset by an increase in securities available for sale and total loans.

Deposits totaled $1.525 billion at June 30, 2017 compared with $1.456 billion at December 31, 2016, an increase of $68.7 million, or 4.7%.  The growth was attributable to increases of $18.2 million in non-interest bearing demand deposits, $7.4 million in interest-bearing demand deposits, $42.8 million in money market accounts and $11.6 million in savings deposits.  Partially offsetting the increases noted above was a decrease of $11.3 million in time deposits.  The changes in money market accounts and demand deposits can be attributed to new municipal clients, along with the seasonal inflow of deposits from existing municipal clients.

Total equity was $152.0 million at June 30, 2017 compared with $143.7 million at December 31, 2016, an increase of $8.3 million, or 5.7%.  The increase was primarily due to earnings of $5.9 million, a reduction of $0.6 million in treasury stock, and a decrease of $3.8 million in accumulated other comprehensive loss, mostly attributable to the increase in the fair market value of the securities portfolio, offset by $2.4 million in dividends declared during the year.

The total equity to total assets ratio was 8.84% at June 30, 2017 compared with 8.67% at December 31, 2016.  The tangible equity to tangible assets ratio was 7.53% at June 30, 2017 compared with 7.29% at December 31, 2016.  Book value per share increased to $31.67 at June 30, 2017 from $30.07 at December 31, 2016.  As of June 30, 2017, the Bank’s capital ratios were in excess of those required to be considered well-capitalized under regulatory capital guidelines and the Corporation met capital requirements under regulatory guidelines.

Other Items

The market value of total assets under management or administration in our Wealth Management Group was $1.826 billion at June 30, 2017, including $323.9 million of assets under management or administration for the Corporation, compared to $1.721 billion at December 31, 2016, including $294.9 million of assets under management or administration for the Corporation, an increase of $104.6 million, or 6.1%.

As previously disclosed on July 6, 2017, the Corporation on June 29, 2017, received Notice of Entry of the decision and Order of the New York Appellate Division, Third Department, in the matter of Fane v. Chemung Canal Trust Company, involving claims by the owner of the leased premises at 202 East State Street, Ithaca, New York against Chemung Canal Trust Company, the bank subsidiary of the Corporation. The Court affirmed the State of New York Supreme Court for the County of Tompkins’ decision in favor of the plaintiff with damages to be determined at a later proceeding.  The Bank established an additional legal reserve in the amount of $0.9 million, in connection with this case, during the second quarter of 2017.  The Bank’s total reserve with respect to this matter, as of June 30, 2017, now stands at $2.3 million, including $0.2 million accrued for related expenses not yet paid.

About Chemung Financial Corporation

Chemung Financial Corporation is a $1.7 billion financial services holding company headquartered in Elmira, New York and operates 33 retail offices through its principal subsidiary, Chemung Canal Trust Company, a full service community bank with trust powers.  Established in 1833, Chemung Canal Trust Company is the oldest locally-owned and managed community bank in New York State.  Chemung Financial Corporation is also the parent of CFS Group, Inc., a financial services subsidiary offering non-traditional services including mutual funds, annuities, brokerage services, tax preparation services and insurance, and Chemung Risk Management, Inc., a captive insurance company based in the State of Nevada.

This press release may be found at: www.chemungcanal.com under Investor Relations.

Chemung Financial Corporation
Consolidated Balance Sheets (Unaudited)
	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,
(in thousands)	2017	2017	2016	2016	2016
ASSETS
Cash and due from financial institutions	$26,684	$26,275	$28,205	$35,345	$27,233
Interest-bearing deposits in other financial institutions	37,862	99,410	45,957	100,159	80,121
Total cash and cash equivalents	64,546	125,685	74,162	135,504	107,354

Trading assets, at fair value	877	826	774	720	767

Securities available for sale	324,293	302,581	303,402	303,259	300,277
Securities held to maturity	4,928	3,721	4,705	4,504	3,518
FHLB and FRB stocks, at cost	3,764	3,597	4,041	4,491	4,491
Total investment securities	332,985	309,899	312,148	312,254	308,286

Commercial	794,175	780,687	745,217	759,675	742,874
Mortgage	200,629	198,020	198,493	197,665	196,200
Consumer	257,843	255,544	256,580	259,226	262,082
Loans, net of deferred loan fees	1,252,647	1,234,251	1,200,290	1,216,566	1,201,156
Allowance for loan losses	(15,104)	(14,960)	(14,253)	(15,325)	(14,668)
Loans, net	1,237,543	1,219,291	1,186,037	1,201,241	1,186,488

Loans held for sale	386	20	412	119	809
Premises and equipment, net	27,836	28,206	28,923	29,084	29,706
Goodwill	21,824	21,824	21,824	21,824	21,824
Other intangible assets, net	2,506	2,719	2,945	3,183	3,428
Accrued interest receivable and other assets	30,069	27,630	29,954	24,936	25,270
Total assets	$1,718,572	$1,736,100	$1,657,179	$1,728,865	$1,683,932

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
Non-interest-bearing demand deposits	$436,017	$432,062	$417,812	$424,243	$408,846
Interest-bearing demand deposits	144,239	154,848	136,826	149,527	126,305
Money market accounts	591,751	597,547	548,963	579,211	562,028
Savings deposits	220,227	219,180	208,636	207,544	212,086
Time deposits	132,803	140,614	144,106	148,419	158,655
Total deposits	1,525,037	1,544,251	1,456,343	1,508,944	1,467,920

Securities sold under agreements to repurchase	11,937	15,215	27,606	30,002	28,778
FHLB advances and other debt	13,658	13,736	13,815	23,893	23,970
Accrued interest payable and other liabilities	15,978	14,641	15,667	21,214	19,855
Total liabilities	1,566,610	1,587,843	1,513,431	1,584,053	1,540,523

Shareholders' equity
Common stock	53	53	53	53	53
Additional-paid-in capital	45,966	45,901	45,603	45,724	45,639
Retained earnings	127,585	125,860	124,111	122,382	120,860
Treasury stock, at cost	(14,670)	(14,801)	(15,265)	(15,542)	(15,608)
Accumulated other comprehensive (loss)	(6,972)	(8,756)	(10,754)	(7,805)	(7,535)
Total shareholders' equity	151,962	148,257	143,748	144,812	143,409
Total liabilities and shareholders' equity	$1,718,572	$1,736,100	$1,657,179	$1,728,865	$1,683,932

Period-end shares outstanding	4,799	4,794	4,781	4,768	4,762

Chemung Financial Corporation
Consolidated Statements of Income (Unaudited)
	Three Months Ended			Six Months Ended
	June 30,		Percent	June 30,		Percent
(in thousands, except per share data)	2017	2016	Change	2017	2016	Change
Interest and dividend income:
Loans, including fees	$12,817	$12,321	4.0	$25,316	$24,567	3.0
Taxable securities	1,398	1,281	9.1	2,820	2,718	3.8
Tax exempt securities	276	240	15.0	514	494	4.0
Interest-bearing deposits	193	83	132.5	348	95	266.3
Total interest and dividend income	14,684	13,925	5.5	28,998	27,874	4.0

Interest expense:
Deposits	549	539	1.9	1,087	1,046	3.9
Securities sold under agreements to repurchase	95	211	(55.0)	288	422	(31.8)
Borrowed funds	90	207	(56.5)	179	413	(56.7)
Total interest expense	734	957	(23.3)	1,554	1,881	(17.4)

Net interest income	13,950	12,968	7.6	27,444	25,993	5.6
Provision for loan losses	421	388	8.5	1,461	983	48.6
Net interest income after provision for loan losses	13,529	12,580	7.5	25,983	25,010	3.9

Non-interest income:
Wealth management group fee income	2,269	2,201	3.1	4,378	4,213	3.9
Service charges on deposit accounts	1,225	1,285	(4.7)	2,409	2,420	(0.5)
Interchange revenue from debit card transactions	964	939	2.7	1,884	1,832	2.8
Net gains on securities transactions	12	-	N/M	12	908	(98.7)
Net gains on sales of loans held for sale	53	97	(45.4)	122	158	(22.8)
Net gains (losses) on sales of other real estate owned	(9)	(11)	N/M	8	(16)	(150.0)
Income from bank owned life insurance	18	18	0.0	35	36	(2.8)
Other	490	687	(28.7)	1,021	1,266	(19.4)
Total non-interest income	5,022	5,216	(3.7)	9,869	10,817	(8.8)

Non-interest expense:
Salaries and wages	5,422	5,182	4.6	10,697	10,365	3.2
Pension and other employee benefits	1,207	1,646	(26.7)	2,425	3,321	(27.0)
Net occupancy	1,702	1,878	(9.4)	3,308	3,784	(12.6)
Furniture and equipment	780	829	(5.9)	1,462	1,601	(8.7)
Data processing	1,587	1,720	(7.7)	3,191	3,434	(7.1)
Professional services	417	575	(27.5)	717	916	(21.7)
Legal accruals and settlements	850	1,200	(29.2)	850	1,200	(29.2)
Amortization of intangible assets	213	245	(13.1)	439	503	(12.7)
Marketing and advertising	118	325	(63.7)	367	547	(32.9)
Other real estate owned expense	12	57	(78.9)	31	109	(71.6)
FDIC insurance	309	277	11.6	634	571	11.0
Loan expense	166	188	(11.7)	282	300	(6.0)
Other	1,549	1,448	7.0	2,974	2,927	1.6
Total non-interest expense	14,332	15,570	(8.0)	27,377	29,578	(7.4)

Income before income tax expense	4,219	2,226	89.5	8,475	6,249	35.6
Income tax expense	1,263	605	108.8	2,540	1,921	32.2
Net income	$2,956	$1,621	82.4	$5,935	$4,328	37.1

Basic and diluted earnings per share	$0.62	$0.34		$1.24	$0.91
Cash dividends declared per share	0.26	0.26		0.52	0.52
Average basic and diluted shares outstanding	4,797	4,760		4,793	4,754

N/M - Not meaningful

Chemung Financial Corporation
Consolidated Financial Highlights (Unaudited)
						As of or for the
	As of or for the Three Months Ended					Six Months Ended
	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,	June 30,	June 30,
(in thousands, per share data)	2017	2017	2016	2016	2016	2017	2016
RESULTS OF OPERATIONS
Interest income	$14,684	$14,314	$14,269	$14,025	$13,925	$28,998	$27,874
Interest expense	734	820	973	985	957	1,554	1,881
Net interest income	13,950	13,494	13,296	13,040	12,968	27,444	25,993
Provision for loan losses	421	1,040	404	1,050	388	1,461	983
Net interest income after provision for loan losses	13,529	12,454	12,892	11,990	12,580	25,983	25,010
Non-interest income	5,022	4,847	4,897	5,435	5,216	9,869	10,817
Non-interest expense	14,332	13,045	13,561	13,471	15,570	27,377	29,578
Income before income tax expense	4,219	4,256	4,228	3,954	2,226	8,475	6,249
Income tax expense	1,263	1,277	1,274	1,209	605	2,540	1,921
Net income	$2,956	$2,979	$2,954	$2,745	$1,621	$5,935	$4,328

Basic and diluted earnings per share	$0.62	$0.62	$0.62	$0.58	$0.34	$1.24	$0.91
Average basic and diluted shares outstanding	4,797	4,790	4,773	4,765	4,760	4,793	4,754

PERFORMANCE RATIOS
Return on average assets	0.69%	0.71%	0.69%	0.65%	0.39%	0.70%	0.53%
Return on average equity	7.90%	8.24%	8.20%	7.55%	4.57%	8.06%	6.14%
Return on average tangible equity (a)	9.43%	9.90%	9.92%	9.14%	5.55%	9.66%	7.48%
Efficiency ratio (a) (b)	69.28%	69.25%	72.63%	71.28%	77.00%	69.27%	76.95%
Non-interest expense to average assets	3.34%	3.12%	3.18%	3.20%	3.75%	3.23%	3.61%
Loans to deposits	82.14%	79.93%	82.42%	80.62%	81.83%	82.14%	81.83%

YIELDS / RATES - Fully Taxable Equivalent
Yield on loans	4.18%	4.19%	4.16%	4.16%	4.17%	4.18%	4.19%
Yield on investments	2.01%	2.00%	1.75%	1.73%	1.81%	2.01%	1.94%
Yield on interest-earning assets	3.65%	3.66%	3.57%	3.58%	3.60%	3.65%	3.66%
Cost of interest-bearing deposits	0.20%	0.20%	0.21%	0.21%	0.21%	0.20%	0.20%
Cost of borrowings	2.82%	3.04%	3.13%	3.15%	3.16%	2.94%	2.89%
Cost of interest-bearing liabilities	0.26%	0.30%	0.35%	0.36%	0.35%	0.28%	0.35%
Interest rate spread	3.39%	3.36%	3.22%	3.22%	3.25%	3.37%	3.31%
Net interest margin, fully taxable equivalent	3.47%	3.45%	3.33%	3.33%	3.36%	3.46%	3.41%

CAPITAL
Total equity to total assets at end of period	8.84%	8.54%	8.67%	8.38%	8.52%	8.84%	8.52%
Tangible equity to tangible assets at end of period (a)	7.53%	7.23%	7.29%	7.03%	7.12%	7.53%	7.12%

Book value per share	$31.67	$30.93	$30.07	$30.37	$30.12	$31.67	$30.12
Tangible book value per share	26.60	25.81	24.89	25.13	24.81	26.60	24.81
Period-end market value per share	40.88	39.50	36.35	28.99	29.35	40.88	29.35
Dividends declared per share	0.26	0.26	0.26	0.26	0.26	0.52	0.52

AVERAGE BALANCES
Loans and loans held for sale (c)	$1,237,189	$1,215,445	$1,210,922	$1,199,367	$1,192,786	$1,226,377	$1,183,919
Earning assets	1,634,955	1,605,460	1,607,287	1,577,348	1,573,306	1,620,290	1,550,481
Total assets	1,723,664	1,694,199	1,699,059	1,674,492	1,669,654	1,709,014	1,647,121
Deposits	1,532,819	1,495,724	1,483,348	1,456,622	1,457,173	1,514,374	1,430,840
Total equity	150,155	146,642	143,388	144,631	142,746	148,408	141,795
Tangible equity (a)	125,720	121,988	118,502	119,504	117,374	123,864	116,297

ASSET QUALITY
Net charge-offs	$277	$333	$1,476	$393	$247	$610	$575
Non-performing loans (d)	15,208	12,914	12,043	12,903	12,429	15,208	12,429
Non-performing assets (e)	15,545	13,251	12,431	13,270	12,822	15,545	12,822
Allowance for loan losses	15,104	14,960	14,253	15,325	14,668	15,104	14,668

Annualized net charge-offs to average loans	0.09%	0.11%	0.48%	0.13%	0.08%	0.10%	0.10%
Non-performing loans to total loans	1.21%	1.05%	1.00%	1.06%	1.03%	1.21%	1.03%
Non-performing assets to total assets	0.90%	0.76%	0.75%	0.77%	0.76%	0.90%	0.76%
Allowance for loan losses to total loans	1.21%	1.21%	1.19%	1.26%	1.22%	1.21%	1.22%
Allowance for loan losses to non-performing loans	99.32%	115.84%	118.35%	118.77%	118.01%	99.32%	118.01%

(a) See the GAAP to Non-GAAP reconciliations.
(b) Efficiency ratio is non-interest expense less amortization of intangible assets less legal reserve divided by the total of fully taxable equivalent net interest income plus non-interest income less net gains on securities transactions less gain from bargain purchase less gain on liquidation of trust preferred securities.
(c) Loans and loans held for sale do not reflect the allowance for loan losses.
(d) Non-performing loans include non-accrual loans only.
(e) Non-performing assets include non-performing loans plus other real estate owned.

Chemung Financial Corporation
Average Consolidated Balance Sheets & Net Interest Income Analysis and Rate/Volume Analysis of Net Interest Income (Unaudited)

	QTD - June 30, 2017			QTD - June 30, 2016			QTD - June 30, 2017 vs. June 30, 2016
	Average Balance	Interest	Yield / Rate	Average Balance	Interest	Yield / Rate	Total Change	Due to Volume	Due to Rate

Earning assets:
Commercial loans	$779,218	$8,357	4.30%	$732,265	$7,893	4.34%	$464	$533	$(69)
Mortgage loans	201,093	1,867	3.72%	196,502	1,916	3.92%	(49)	46	(95)
Consumer loans	256,878	2,658	4.15%	264,019	2,562	3.90%	96	(69)	165
Taxable securities	275,275	1,400	2.04%	269,434	1,283	1.92%	117	30	87
Tax-exempt securities	51,027	401	3.15%	45,665	347	3.06%	54	43	11
Interest-bearing deposits	71,464	193	1.08%	65,421	83	0.51%	110	8	102
Total earning assets	1,634,955	14,876	3.65%	1,573,306	14,084	3.60%	792	591	201

Non-earnings assets:
Cash and due from banks	24,446			26,500
Premises and equipment, net	28,205			30,316
Other assets	54,033			51,414
Allowance for loan losses	(15,060)			(14,647)
AFS valuation allowance	(2,915)			2,765
Total assets	$1,723,664			$1,669,654

Interest-bearing liabilities:
Interest-bearing checking	$142,892	$33	0.09%	$134,938	$37	0.11%	(4)	2	(6)
Savings and money market	822,989	394	0.19%	756,674	353	0.19%	41	41	-
Time deposits	137,502	122	0.36%	161,921	149	0.37%	(27)	(23)	(4)
FHLB advances and repos	26,341	185	2.82%	53,137	418	3.16%	(233)	(192)	(41)
Total int.-bearing liabilities	1,129,724	734	0.26%	1,106,670	957	0.35%	(223)	(172)	(51)

Non-interest-bearing liabilities:
Demand deposits	429,436			403,640
Other liabilities	14,349			16,598
Total liabilities	1,573,509			1,526,908
Shareholders' equity	150,155			142,746
Total liabilities and shareholders' equity	$1,723,664			$1,669,654

Fully taxable equivalent net interest income		14,142			13,127		$1,015	$763	$252
Net interest rate spread (1)			3.39%			3.25%
Net interest margin, fully taxable equivalent (2)			3.47%			3.36%
Taxable equivalent adjustment		(192)			(159)
Net interest income		$13,950			$12,968

(1) Net interest rate spread is the difference in the average yield on interest-earning assets less the average rate on interest-bearing liabilities.
(2) Net interest margin is the ratio of fully taxable equivalent net interest income divided by average interest-earning assets.

Chemung Financial Corporation
Average Consolidated Balance Sheets & Net Interest Income Analysis and Rate/Volume Analysis of Net Interest Income (Unaudited)

	YTD - June 30, 2017			YTD - June 30, 2016			YTD - June 30, 2017 vs. June 30, 2016
(in thousands)	Average Balance	Interest	Yield / Rate	Average Balance	Interest	Yield / Rate	Total Change	Due to Volume	Due to Rate

Earning assets:
Commercial loans	$770,267	$16,387	4.29%	$720,903	$15,650	4.37%	$737	$1,033	$(296)
Mortgage loans	199,740	3,754	3.79%	196,551	3,856	3.95%	(102)	60	(162)
Consumer loans	256,370	5,300	4.17%	266,465	5,161	3.89%	139	(207)	346
Taxable securities	273,935	2,823	2.08%	281,876	2,722	1.94%	101	(81)	182
Tax-exempt securities	47,910	747	3.14%	46,902	713	3.06%	34	15	19
Interest-bearing deposits	72,068	348	0.97%	37,784	95	0.51%	253	127	126
Total earning assets	1,620,290	29,359	3.65%	1,550,481	28,197	3.66%	1,162	947	215

Non-earnings assets:
Cash and due from banks	25,161			26,588
Premises and equipment, net	28,429			29,758
Other assets	53,994			52,266
Allowance for loan losses	(14,706)			(14,496)
AFS valuation allowance	(4,154)			2,524
Total assets	$1,709,014			$1,647,121

Interest-bearing liabilities:
Interest-bearing checking	$147,895	$67	0.09%	$138,528	$75	0.11%	$(8)	$5	$(13)
Savings and money market	803,269	771	0.19%	730,641	672	0.18%	99	64	35
Time deposits	139,366	250	0.36%	163,250	299	0.37%	(49)	(41)	(8)
FHLB advances and repos	31,973	466	2.94%	58,114	835	2.89%	(369)	(383)	14
Total int.-bearing liabilities	1,122,503	1,554	0.28%	1,090,533	1,881	0.35%	(327)	(355)	28

Non-interest-bearing liabilities:
Demand deposits	423,844			398,421
Other liabilities	14,259			16,372
Total liabilities	1,560,606			1,505,326
Shareholders' equity	148,408			141,795
Total liabilities and shareholders' equity	$1,709,014			$1,647,121

Fully taxable equivalent net interest income		27,805			26,316		$1,489	$1,302	$187
Net interest rate spread (1)			3.37%			3.31%
Net interest margin, fully taxable equivalent (2)			3.46%			3.41%
Taxable equivalent adjustment		(361)			(323)
Net interest income		$27,444			$25,993

(1) Net interest rate spread is the difference in the average yield on interest-earning assets less the average rate on interest-bearing liabilities.
(2) Net interest margin is the ratio of fully taxable equivalent net interest income divided by average interest-earning assets.

Chemung Financial Corporation
GAAP to Non-GAAP Reconciliations (Unaudited)

The Corporation prepares its Consolidated Financial Statements in accordance with GAAP.  See the Corporation’s unaudited consolidated balance sheets and statements of income contained within this press release. That presentation provides the reader with an understanding of the Corporation’s results that can be tracked consistently from period-to-period and enables a comparison of the Corporation’s performance with other companies’ GAAP financial statements.

In addition to analyzing the Corporation’s results on a reported basis, management uses certain non-GAAP financial measures, because it believes these non-GAAP financial measures provide information to investors about the underlying operational performance and trends of the Corporation and, therefore, facilitate a comparison of the Corporation with the performance of its competitors. Non-GAAP financial measures used by the Corporation may not be comparable to similarly named non-GAAP financial measures used by other companies.

The SEC has adopted Regulation G, which applies to all public disclosures, including earnings releases, made by registered companies that contain “non-GAAP financial measures.”  Under Regulation G, companies making public disclosures containing non-GAAP financial measures must also disclose, along with each non-GAAP financial measure, certain additional information, including a reconciliation of the non-GAAP financial measure to the closest comparable GAAP financial measure and a statement of the Corporation’s reasons for utilizing the non-GAAP financial measure as part of its financial disclosures.  The SEC has exempted from the definition of “non-GAAP financial measures” certain commonly used financial measures that are not based on GAAP.  When these exempted measures are included in public disclosures, supplemental information is not required.  The following measures used in this Report, which are commonly utilized by financial institutions, have not been specifically exempted by the SEC and may constitute "non-GAAP financial measures" within the meaning of the SEC's new rules, although we are unable to state with certainty that the SEC would so regard them.

Fully Taxable Equivalent Net Interest Income, Net Interest Margin, and Efficiency Ratio

Net interest income is commonly presented on a tax-equivalent basis.  That is, to the extent that some component of the institution's net interest income, which is presented on a before-tax basis, is exempt from taxation (e.g., is received by the institution as a result of its holdings of state or municipal obligations), an amount equal to the tax benefit derived from that component is added to the actual before-tax net interest income total.  This adjustment is considered helpful in comparing one financial institution's net interest income to that of other institutions or in analyzing any institution’s net interest income trend line over time, to correct any analytical distortion that might otherwise arise from the fact that financial institutions vary widely in the proportions of their portfolios that are invested in tax-exempt securities, and that even a single institution may significantly alter over time the proportion of its own portfolio that is invested in tax-exempt obligations.  Moreover, net interest income is itself a component of a second financial measure commonly used by financial institutions, net interest margin, which is the ratio of net interest income to average interest-earning assets.  For purposes of this measure as well, fully taxable equivalent net interest income is generally used by financial institutions, as opposed to actual net interest income, again to provide a better basis of comparison from institution to institution and to better demonstrate a single institution’s performance over time.  The Corporation follows these practices.

The efficiency ratio is a non-GAAP financial measure which represents the Corporation’s ability to turn resources into revenue and is calculated as non-interest expense divided by total revenue (fully taxable equivalent net interest income and non-interest income), adjusted for one-time occurrences and amortization.  This measure is meaningful to the Corporation, as well as investors and analysts, in assessing the Corporation’s productivity measured by the amount of revenue generated for each dollar spent.

						As of or for the
	As of or for the Three Months Ended					Six Months Ended
	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,	June 30,	June 30,
(in thousands, except per share data)	2017	2017	2016	2016	2016	2017	2016
NET INTEREST MARGIN - FULLY TAXABLE EQUIVALENT
AND EFFICIENCY RATIO
Net interest income (GAAP)	$13,950	$13,494	$13,296	$13,040	$12,968	$27,444	$25,993
Fully taxable equivalent adjustment	192	169	154	154	159	361	323
Fully taxable equivalent net interest income (non-GAAP)	$14,142	$13,663	$13,450	$13,194	$13,127	$27,805	$26,316

Non-interest income (GAAP)	$5,022	$4,847	$4,897	$5,435	$5,216	$9,869	$10,817
Less: net (gains) losses on security transactions	(12)	-	(4)	(75)	-	(12)	(908)
Adjusted non-interest income (non-GAAP)	$5,010	$4,847	$4,893	$5,360	$5,216	$9,857	$9,909

Non-interest expense (GAAP)	$14,332	$13,045	$13,561	$13,471	$15,570	$27,377	$29,578
Less: amortization of intangible assets	(213)	(226)	(238)	(245)	(245)	(439)	(503)
Less: legal reserve	(850)	-	-	-	(1,200)	(850)	(1,200)
Adjusted non-interest expense (non-GAAP)	$13,269	$12,819	$13,323	$13,226	$14,125	$26,088	$27,875

Average interest-earning assets (GAAP)	$1,634,955	$1,605,460	$1,607,287	$1,577,348	$1,573,306	$1,620,290	$1,550,481

Net interest margin - fully taxable equivalent (non-GAAP)	3.47%	3.45%	3.33%	3.33%	3.36%	3.46%	3.41%
Efficiency ratio (non-GAAP)	69.28%	69.25%	72.63%	71.28%	77.00%	69.27%	76.95%

Tangible Equity and Tangible Assets (Period-End)

Tangible equity, tangible assets, and tangible book value per share are each non-GAAP financial measures. Tangible equity represents the Corporation’s stockholders’ equity, less goodwill and intangible assets.  Tangible assets represents the Corporation’s total assets, less goodwill and other intangible assets.  Tangible book value per share represents the Corporation’s equity divided by common shares at period-end.  These measures are meaningful to the Corporation, as well as investors and analysts, in assessing the Corporation’s use of equity.

						As of or for the
	As of or for the Three Months Ended					Six Months Ended
	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,	June 30,	June 30,
(in thousands, except per share and ratio data)	2017	2017	2016	2016	2016	2017	2016
TANGIBLE EQUITY AND TANGIBLE ASSETS
(PERIOD END)
Total shareholders' equity (GAAP)	$151,962	$148,257	$143,748	$144,812	$143,409	$151,962	$143,409
Less: intangible assets	(24,330)	(24,543)	(24,769)	(25,007)	(25,252)	(24,330)	(25,252)
Tangible equity (non-GAAP)	$127,632	$123,714	$118,979	$119,805	$118,157	$127,632	$118,157

Total assets (GAAP)	$1,718,572	$1,736,100	$1,657,179	$1,728,865	$1,683,932	$1,718,572	$1,683,932
Less: intangible assets	(24,330)	(24,543)	(24,769)	(25,007)	(25,252)	(24,330)	(25,252)
Tangible assets (non-GAAP)	$1,694,242	$1,711,557	$1,632,410	$1,703,858	$1,658,680	$1,694,242	$1,658,680

Total equity to total assets at end of period (GAAP)	8.84%	8.54%	8.67%	8.38%	8.52%	8.84%	8.52%
Book value per share (GAAP)	$31.67	$30.93	$30.07	$30.37	$30.12	$31.67	$30.12

Tangible equity to tangible assets at
end of period (non-GAAP)	7.53%	7.23%	7.29%	7.03%	7.12%	7.53%	7.12%
Tangible book value per share (non-GAAP)	$26.60	$25.81	$24.89	$25.13	$24.81	$26.60	$24.81

Tangible Equity (Average)

Average tangible equity and return on average tangible equity are each non-GAAP financial measures. Average tangible equity represents the Corporation’s average stockholders’ equity, less average goodwill and intangible assets for the period.  Return on average tangible equity measures the Corporation’s earnings as a percentage of average tangible equity.  These measures are meaningful to the Corporation, as well as investors and analysts, in assessing the Corporation’s use of equity.

						As of or for the
	As of or for the Three Months Ended					Six Months Ended
	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,	June 30,	June 30,
(in thousands, except ratio data)	2017	2017	2016	2016	2016	2017	2016
TANGIBLE EQUITY (AVERAGE)
Total average shareholders' equity (GAAP)	$150,155	$146,642	$143,388	$144,631	$142,746	$148,408	$141,795
Less: average intangible assets	(24,435)	(24,654)	(24,886)	(25,127)	(25,372)	(24,544)	(25,498)
Average tangible equity (non-GAAP)	$125,720	$121,988	$118,502	$119,504	$117,374	$123,864	$116,297

Return on average equity (GAAP)	7.90%	8.24%	8.20%	7.55%	4.57%	8.06%	6.14%
Return on average tangible equity (non-GAAP)	9.43%	9.90%	9.92%	9.14%	5.55%	9.66%	7.48%

Adjustments for Certain Items of Income or Expense

In addition to disclosures of certain GAAP financial measures, including net income, EPS, ROA, and ROE, we may also provide comparative disclosures that adjust these GAAP financial measures for a particular period by removing from the calculation thereof the impact of certain transactions or other material items of income or expense occurring during the period, including certain nonrecurring items.  The Corporation believes that the resulting non-GAAP financial measures may improve an understanding of its results of operations by separating out any such transactions or items that may have had a disproportionate positive or negative impact on the Corporation’s financial results during the particular period in question. In the Corporation’s presentation of any such non-GAAP (adjusted) financial measures not specifically discussed in the preceding paragraphs, the Corporation supplies the supplemental financial information and explanations required under Regulation G.

						As of or for the
	As of or for the Three Months Ended					Six Months Ended
	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,	June 30,	June 30,
(in thousands, except per share and ratio data)	2017	2017	2016	2016	2016	2017	2016
NON-GAAP NET INCOME
Reported net income (GAAP)	$2,956	$2,979	$2,954	$2,745	$1,621	$5,935	$4,328
Net (gains) losses on security transactions (net of tax)	(7)	-	(2)	(47)	-	(7)	(565)
Legal reserve	528	-	-	-	747	528	747
Non-GAAP net income	$3,477	$2,979	$2,952	$2,698	$2,368	$6,456	$4,510

Average basic and diluted shares outstanding	4,797	4,790	4,773	4,765	4,760	4,793	4,754

Reported basic and diluted earnings per share (GAAP)	$0.62	$0.62	$0.62	$0.58	$0.34	$1.24	$0.91
Reported return on average assets (GAAP)	0.69%	0.71%	0.69%	0.65%	0.39%	0.70%	0.53%
Reported return on average equity (GAAP)	7.90%	8.24%	8.20%	7.55%	4.57%	8.06%	6.14%

Core basic and diluted earnings per share (non-GAAP)	$0.72	$0.62	$0.62	$0.57	$0.50	$1.35	$0.95
Core return on average assets (non-GAAP)	0.81%	0.71%	0.69%	0.64%	0.57%	0.76%	0.55%
Core return on average equity (non-GAAP)	9.29%	8.24%	8.19%	7.42%	6.67%	8.77%	6.40%

Forward-Looking Statements:

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act, and the Private Securities Litigation Reform Act of 1995.  The Corporation intends its forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in this press release.  All statements regarding the Corporation's expected financial position and operating results, the Corporation's business strategy, the Corporation's financial plans, forecasted demographic and economic trends relating to the Corporation's industry and similar matters are forward-looking statements.  These statements can sometimes be identified by the Corporation's use of forward-looking words such as "may," "will," "anticipate," "estimate," "expect," or "intend."  The Corporation cannot promise that its expectations in such forward-looking statements will turn out to be correct.  The Corporation's actual results could be materially different from expectations because of various factors, including changes in economic conditions or interest rates, credit risk, difficulties in managing the Corporation’s growth, competition, changes in law or the regulatory environment, including the Dodd-Frank Act, and changes in general business and economic trends.  Information concerning these and other factors can be found in the Corporation’s periodic filings with the Securities and Exchange Commission (“SEC”), including the 2016 Annual Report on Form 10-K.  These filings are available publicly on the SEC's website at http://www.sec.gov, on the Corporation's website at http://www.chemungcanal.com or upon request from the Corporate Secretary at (607) 737-3746.  Except as otherwise required by law, the Corporation undertakes no obligation to publicly update or revise its forward-looking statements, whether as a result of new information, future events, or otherwise.

For further information contact:
Karl F. Krebs, EVP and CFO
kkrebs@chemungcanal.com
Phone:  607-737-3714